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                                                                    EXHIBIT 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS





         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 30, 2002 relating to the consolidated financial statements and our report dated July 30, 2002 relating to the financial statement schedule, which appear in the Annual Report on Form 10-K of Affiliated Computer Services, Inc. for the year ended June 30, 2002. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



                                       /s/ PRICEWATERHOUSECOOPERS LLP

Dallas, Texas
May 15, 2003